UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 17, 2017
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HEWLETT PACKARD ENTERPRISE
COMPANY
(Exact name of registrant as specified in its charter)
_______________________________

DELAWARE	001-37483	47-3298624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA (Address of Principal Executive Offices)		94304 (Zip Code)
(650) 687-5817
(Registrant’s telephone number, including area code)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Hewlett Packard Enterprise Company (the “Company”) has previously announced a proposed spin-off and merger of its software business segment ("HPE Software") with Micro Focus International plc, pursuant to a merger agreement dated September 7, 2016. Today, the Company announces that Chris Hsu, its Chief Operating Officer and the Executive Vice President and General Manager of HPE Software, is expected to become the Chief Executive Officer of the resulting combined entity following the completion of the transaction. Accordingly, Mr. Hsu has announced his intention to resign from his roles at the Company at such time. The spin-off and merger transaction is currently targeted to be completed by approximately August 31, 2017.
7.01. Regulation FD Disclosure.
On January 17, 2017, the Company issued a press release entitled "HPE to Acquire SimpliVity and Expand Leadership in Growing Hybrid IT Industry." The information in the press release attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 17, 2017, entitled "HPE to Acquire SimpliVity and Expand Leadership in Growing Hybrid IT Industry." (furnished herewith)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY
(Registrant)

Date: January 17, 2017	By: /s/ RISHI VARMA
Name: Rishi Varma
Title: Senior Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 17, 2017, entitled "HPE to Acquire SimpliVity and Expand Leadership in Growing Hybrid IT Industry." (furnished herewith)